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EXHIBIT 10.3  Severance Agreement between Bentley Communications Corp. and
              Gordon F. Lee


                               SEVERANCE AGREEMENT

This Severance Agreement ("Agreement") is entered to be effective as of October 10, 2002 by and between Bentley Communications Corp., a Florida corporation ("Bentley"), and Gordon F. Lee, a person residing in the State of California ("Lee").

                                   [Recitals]

WHEREAS, Lee has personally guaranteed certain debts for legal fees for Bentley;

WHEREAS, Lee, subject to the terms and conditions of this Agreement, has agreed to terminate all employment, consulting and loan agreements with Bentley; and

WHEREAS, Lee, subject to the terms and conditions of this Agreement, is resigning the offices of Chief Executive Officer, Chief Financial Officer, and Secretary of Bentley to focus more time on other interests.

WHEREAS, Lee, subject to the terms and conditions of this Agreement, has agreed to serve as a Director of Bentley until any and all Bentley obligations that were personally guaranteed by Lee have been fully satisfied.

                                 [The Agreement]

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Bentley and Lee agree as follows.

1. Bentley shall indemnify Lee to the fullest extent permitted by law if Lee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "CLAIM") by reason of (or arising in part out of) any event or occurrence related to the fact that Lee personally guaranteed any of Bentley's obligations, is or was a director, officer, employee, agent or fiduciary of Bentley, against any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by Bentley, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Lee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "EXPENSES"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by Bentley as soon as practicable but in any event no later than twenty days after written demand by Lee is presented to Bentley.

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2. Bentley shall immediately issue Lee Five Million (5,000,000) restricted shares of its $.0001 par value common stock in consideration for Lee's termination of all employment and consulting agreements with Bentley. Furthermore, Bentley represents and warrants that the newly issued shares shall be fully paid non-assessable shares of common stock of Bentley. Moreover, Bentley approves, ratifies and confirms the status of Lee's 42,900,000 shares of Bentley common stock (the 5,000,000 new shares to be issued per this paragraph, plus 37,900,000 currently held by Lee) as fully paid non-assessable shares of common stock. Bentley shall fully cooperate with Lee in any subsequent sale or transfer of Lee's shares, including but not limited to payment by Bentley of any transfer agent fees and legal opinions.

3. Subject to the terms and conditions of this Agreement, Lee resigns, effective immediately, as Chief Executive Officer, Chief Financial Officer and Secretary of Bentley. Lee's resignation is not because of any disagreement with Bentley concering Bentley's operations, policies or practices, but so that Lee can focus on other activities.

4. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

5. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Bentley. Bentley shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of Bentley, by written agreement in form and substance satisfactory to Lee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Bentley would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Lee continues to serve as a director, officer, employee, agent or fiduciary of Bentley or of any other enterprise at Bentley's request.

6. In the event that any action is instituted by Lee under this Agreement or under any liability insurance policies maintained by Bentley to enforce or interpret any of the terms hereof or thereof, Lee shall be entitled to be paid all Expenses incurred by Lee with respect to such action, regardless of whether Lee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Lee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of Bentley under this Agreement to enforce or interpret any of the terms of this Agreement, Lee shall be entitled to be paid all Expenses incurred by Lee in defense of such action (including costs and expenses incurred with respect to Lee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Lee's material defenses to such action was made in bad faith or was frivolous.

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7. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid,
(b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid.

8. Consent to Jurisdiction. Bentley and Lee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the State of California in and for Los Angles County, which shall be the exclusive and only proper forum for adjudicating such a claim.

9. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of California, as applied to contracts between California residents, entered into and to be performed entirely within the State of California, without regard to the conflict of laws principles thereof.

11. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

13. Nothing contained in this Agreement shall be construed as giving Lee any right to be retained in the employ of Bentley or any of its subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           Gordon F. Lee


                                           By: ________________________
                                           Name: Gordon F. Lee



                                           Bentley Communications Corp.


                                           By: ________________________
                                           Name: Harry Hargens
                                           Title: President